UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

September 24, 2015
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, TX	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2015, FMC Technologies, Inc. (“we,” “us” or “our”) entered into a new $2.0 billion revolving credit agreement with Wells Fargo Bank, National Association, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; Bank of America, N.A., DNB Bank ASA, New York Branch, Mizuho Bank, Ltd. And The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents; Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, DNB Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizhuo Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Bookrunners and Co-Lead Arrangers; and the other lenders party thereto (the “Credit Agreement”).

The Credit Agreement is a five-year, revolving credit facility expiring in September 2020. Subject to certain conditions, we may request the aggregate commitments under the Credit Agreement be increased by up to an additional $500 million.

Borrowings under the Credit Agreement bear interest at a base rate or the London interbank offered rate (“LIBOR”), at our option, plus an applicable margin. Depending on our senior unsecured credit rating, the applicable margin for revolving loans varies (i) in the case of LIBOR loans, from 1.000% to 1.750% and (ii) in the case of base rate loans, from 0.000% to 0.750%. The base rate is the highest of (1) the prime rate announced by Wells Fargo Bank, National Association, (2) the Federal Funds Rate plus 0.5% or (3) one-month LIBOR plus 1.0%.

The Credit Agreement contains usual and customary covenants, representations and warranties and events of default for credit facilities of this type, including financial covenants. To the extent we have outstanding commercial paper, our aggregate ability to borrow under the Credit Agreement is reduced. As of September 24, 2015, we had no direct borrowings under the Credit Agreement and $667.7 million of commercial paper outstanding.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

As of September 24, 2015, there were no outstanding loans under our credit agreement, dated March 26, 2012 (as amended, the “2012 Credit Agreement”), by and among us, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent; The Royal Bank of Scotland plc, as Syndication Agent; The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Bank ASA, Grand Cayman Branch, and Wells Fargo Bank, National Association, as Co-Documentation Agents; J.P. Morgan Securities LLC, RBS Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Markets, Inc., and Wells Fargo Securities, LLC, as Joint Bookrunners and Co-Lead Arrangers; and the other lenders party thereto. Therefore, in connection with the transaction described in Item 1.01 above, on September 24, 2015, we terminated our 2012 Credit Agreement. The 2012 Credit Agreement is hereby incorporated by reference to our Current Report on Form 8-K filed on March 27, 2012 and Exhibit 10.1 thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreement described above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1
$2,000,000,000 Credit Agreement, dated as of September 24, 2015, by and among FMC Technologies, Inc., as Borrower; Wells Fargo Bank, National Association, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; Bank of America, N.A., DNB Bank ASA, New York Branch, Mizuho Bank, Ltd. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents; Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, DNB Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizhuo Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Bookrunners and Co-Lead Arrangers; and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Dianne B. Ralston
Dated: September 25, 2015	Name: Dianne B. Ralston
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
$2,000,000,000 Credit Agreement, dated as of September 24, 2015, by and among FMC Technologies, Inc., as Borrower; Wells Fargo Bank, National Association, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; Bank of America, N.A., DNB Bank ASA, New York Branch, Mizuho Bank, Ltd. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents; Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, DNB Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizhuo Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Bookrunners and Co-Lead Arrangers; and the other lenders party thereto.